PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES SECOND QUARTER 2006 RESULTS;
ADJUSTED FFO OF $0.29 PER SHARE; $171 MILLION OF NEW INVESTMENTS

TIMONIUM, MARYLAND - August 3, 2006 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended June 30, 2006. The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended June 30, 2006 of $16.5 million or $0.28 per common share. The $16.5 million of FFO available to common stockholders for the quarter includes $0.3 million of non-cash restricted stock amortization expense. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO, which excludes the impact of the non-cash restricted stock amortization expense, was $0.29 per common share for the three months ended June 30, 2006. For more information regarding FFO, see “Funds From Operations” below.

GAAP NET INCOME

For the three-month period ended June 30, 2006, the Company reported net income of $11.3 million, net income available to common stockholders of $8.8 million, or $0.15 per diluted common share and operating revenues of $31.1 million. This compares to net income of $2.3 million, net loss available to common stockholders of $2.6 million, or ($0.05) per diluted common share, and operating revenues of $25.3 million for the same period in 2005.

For the six-month period ended June 30, 2006, the Company reported net income of $18.1 million, net income available to common stockholders of $13.2 million, or $0.23 per diluted common share and operating revenues of $61.8 million. This compares to net income of $11.6 million, net income available to common stockholders of $3.1 million, or $0.06 per diluted common share, and operating revenues of $52.5 million for the same period in 2005.

SECOND QUARTER 2006 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•  On August 1, 2006, the Company closed on $171 million of new investments yielding 10%.

SECOND QUARTER 2006 RESULTS

Operating Revenues and Expenses - Operating revenues for the three months ended June 30, 2006 were $31.1 million. Operating expenses for the three months ended June 30, 2006 totaled $9.9 million, comprised of $7.5 million of depreciation and amortization expense, $2.0 million of general and administrative expenses, and $0.3 million of restricted stock amortization.

Other Income and Expense - Other income and expense for the three months ended June 30, 2006 was an expense of $9.8 million and was primarily comprised of $9.4 million of interest expense and $0.4 million of non-cash interest expense.

Funds From Operations - For the three months ended June 30, 2006, reportable FFO available to common stockholders was $16.5 million, or $0.28 per common share, compared to $8.1 million, or $0.16 per common share, for the same period in 2005. The $16.5 million and $8.1 million of FFO for the quarters include $0.3 million of non-cash restricted stock amortization associated with the Company’s issuance of restricted stock grants to executive officers during 2004.

When excluding the non-cash restricted stock amortization in 2006, as well as, certain non-recurring or non-cash expense items in 2005, adjusted FFO was $16.7 million, or $0.29 per common share for the three months ended June 30, 2006, compared to $13.6 million, or $0.26 per common share, for the same period in 2005. For further information, see the attached “Funds From Operations” schedule and notes.

Asset Sales - On June 30, 2006, the Company sold two skilled nursing facilities (“SNFs”) in California resulting in an accounting loss of approximately $0.1 million.

PORTFOLIO DEVELOPMENTS

Litchfield Investment Company, LLC - On August 1, 2006, the Company completed a transaction with Litchfield Investment Company, LLC and its affiliates (“Litchfield”) to purchase 30 skilled nursing facilities and one independent living center for a total investment of approximately $171 million. The facilities total 3,847 beds and are located in the states of Colorado (5), Florida (7), Idaho (1), Louisiana (13), and Texas (5). The facilities were subject to master leases with three national healthcare providers, which are existing tenants of the Company. The tenants are Home Quality Management, Inc. (“HQM”), Nexion Health, Inc. (“Nexion”), and Peak Medical Corporation, which was acquired by Sun Healthcare Group, Inc. (“Sun”) in December of 2005.

Simultaneously with the close of the purchase transaction, the seven HQM facilities were combined into an Amended and Restated Master Lease containing 13 facilities between the Company and HQM. In addition, the 18 Nexion facilities were combined into an Amended and Restated Master Lease containing 22 facilities between the Company and Nexion. The Company entered into a Master Lease, Assignment and Assumption Agreement with Litchfield on the six Sun facilities. These six facilities are currently under a master lease that expires on September 30, 2007.

The total incremental annualized rent from the 31 facility transaction is approximately $17.1 million.

Hickory Creek Healthcare Foundation, Inc. - On June 16, 2006, the Company received approximately $10 million in proceeds on a mortgage loan payoff. The Company held mortgages on 15 facilities located in Indiana, representing 619 beds.

Other - As previously reported, during the three months ended March 31, 2006, Haven Eldercare, LLC (“Haven”), an existing operator for the Company, entered into a $39 million first mortgage loan with General Electric Capital Corporation (“GE Loan”). Haven used the $39 million of proceeds to partially repay on a $62 million mortgage it has with the Company. Simultaneously, the Company subordinated the payment of its remaining $23 million to that of the GE Loan. In conjunction with the above transactions and the application of Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities, or FIN 46R, the Company consolidated the financial statements and related real estate of a Haven entity into the Company’s financial statements. The consolidation resulted in the following changes to the Company’s consolidated balance sheet as of June 30, 2006: (1) an increase in total gross investments of $39.0 million; (2) an increase in accumulated depreciation of $0.8 million; (3) an increase in other long-term borrowings of $39.0 million; and (4) a reduction of $0.8 million in cumulative net earnings for the six months ended June 30, 2006 due to increased depreciation expense. General Electric Capital Corporation and Haven’s other creditors do not have recourse to the Company’s assets. The Company’s results of operations reflect the effects of the consolidation of this entity, which is accounted for similarly to the Company’s other purchase-leaseback transactions.

DIVIDENDS

Common Dividends - On July 17, 2006, the Company’s Board of Directors announced a common stock dividend of $0.24 per share to be paid August 15, 2006 to common stockholders of record on July 31, 2006. At the date of this release, the Company had approximately 59 million outstanding common shares.

Series D Preferred Dividends - On July 17, 2006, the Company’s Board of Directors declared the regular quarterly dividends for its 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on July 31, 2006. The stockholders of record of the Series D Preferred Stock on July 31, 2006 will be paid dividends in the amount of $0.52344 per preferred share on August 15, 2006. The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period May 1, 2006 through July 31, 2006.

2006 AND 2007 ADJUSTED FFO GUIDANCE

The Company has increased its projection of 2006 adjusted FFO available to common stockholders to be between $1.14 and $1.16 per common share. The previous guidance was a range of $1.10 to $1.14 per common share. In addition, the Company currently expects its 2007 adjusted FFO to be between $1.21 and $1.26 per diluted share.

The Company's adjusted FFO guidance and related GAAP earnings projections for 2006 and 2007 exclude the future impacts of gains and losses from the sale of assets, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock amortization expense.

A reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this Press Release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, August 3, 2006, at 10 a.m. EDT to review the Company’s 2006 second quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry. At June 30, 2006, the Company owned or held mortgages on 208 SNFs and ALFs with approximately 23,573 beds located in 27 states and operated by 34 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$1,060,226	$996,127
Less accumulated depreciation	(171,948)	(157,255)
Real estate properties - net	888,278	838,872
Mortgage notes receivable - net	32,381	104,522
	920,659	943,394
Other investments - net	29,060	23,490
	949,719	966,884
Assets held for sale - net	248	1,243
Total investments	949,967	968,127

Cash and cash equivalents	14,053	3,948
Accounts receivable - net	6,342	5,885
Other assets	13,998	37,769
Total assets	$984,360	$1,015,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$—	$58,000
Unsecured borrowings	485,000	505,682
Discount on unsecured borrowings - net	(261)	(253)
Other long-term borrowings	41,800	2,800
Accrued expenses and other liabilities	22,399	19,563
Operating liabilities for owned properties	125	256
Total liabilities	549,063	586,048

Stockholders’ equity:
Preferred stock	118,488	118,488
Common stock and additional paid-in-capital	680,443	662,440
Cumulative net earnings	245,843	227,701
Cumulative dividends paid	(568,150)	(536,041)
Cumulative dividends - redemption	(43,067)	(43,067)
Accumulated other comprehensive income	1,740	160
Total stockholders’ equity	435,297	429,681
Total liabilities and stockholders’ equity	$984,360	$1,015,729

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues
Rental income	$29,042	$22,514	$57,975	$44,262
Mortgage interest income	1,154	1,240	2,338	3,196
Other investment income - net	533	385	1,058	682
Miscellaneous	332	1,146	441	4,312
Total operating revenues	31,061	25,285	61,812	52,452

Expenses
Depreciation and amortization	7,542	6,044	15,060	11,742
General and administrative	2,021	1,838	4,077	3,664
Restricted stock expense	292	285	585	571
Provision for uncollectible mortgages, notes and accounts receivable	-	83	-	83
Leasehold expiration expense	-	750	-	750
Total operating expenses	9,855	9,000	19,722	16,810

Income before other income and expense	21,206	16,285	42,090	35,642
Other income (expense):
Interest and other investment income	69	24	182	65
Interest	(9,447)	(6,948)	(19,056)	(13,722)
Interest - amortization of deferred financing costs	(431)	(525)	(1,074)	(1,031)
Interest - refinancing costs	-	-	(3,485)	-
Provision for impairment on equity securities	-	(3,360)	-	(3,360)
Total other expense	(9,809)	(10,809)	(23,433)	(18,048)

Income from continuing operations	11,397	5,476	18,657	17,594
(Loss) from discontinued operations	(136)	(3,219)	(515)	(6,033)
Net income	11,261	2,257	18,142	11,561
Preferred stock dividends	(2,481)	(2,864)	(4,962)	(6,423)
Preferred stock conversion and redemption charges	-	(2,013)	-	(2,013)
Net income (loss) available to common	$8,780	$(2,620)	$13,180	$3,125

Income (loss) per common share:
Basic:
Income from continuing operations	$0.15	$0.01	$0.24	$0.18
Net income (loss)	$0.15	$(0.05)	$0.23	$0.06
Diluted:
Income from continuing operations	$0.15	$0.01	$0.24	$0.18
Net income (loss)	$0.15	$(0.05)	$0.23	$0.06

Dividends declared and paid per common share	$0.24	$0.21	$0.47	$0.41

Weighted-average shares outstanding, basic	58,158	51,031	57,787	50,980
Weighted-average shares outstanding, diluted	58,237	51,365	57,858	51,339

Components of other comprehensive income:
Net income	$11,261	$2,257	$18,142	$11,561
Unrealized gain on investments	881	-	1,580	-
Total comprehensive income	$12,142	$2,257	$19,722	$11,561

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net income (loss) available to common stockholders	$8,780	$(2,620)	$13,180	$3,125
Add back loss from real estate dispositions(1)	133	4,165	381	4,202
Sub-total	8,913	1,545	13,561	7,327
Elimination of non-cash items included in net income (loss):
Depreciation and amortization(1)	7,542	6,540	15,069	12,793
Funds from operations available to common stockholders	$16,455	$8,085	$28,630	$20,120

Weighted-average common shares outstanding, basic	58,158	51,031	57,787	50,980
Effect of restricted stock awards	60	71	52	55
Assumed exercise of stock options	19	263	19	304
Weighted-average common shares outstanding, diluted	58,237	51,365	57,858	51,339

Fund from operations per share available to common stockholders	$0.28	$0.16	$0.49	$0.39

Adjusted funds from operations:
Funds from operations available to common stockholders	$16,455	$8,085	$28,630	$20,120
Deduct prepayment penalty/administration fee	—	(1,003)	—	(4,059)
Add back one-time interest refinancing expense	—	—	3,485	—
Add back restricted stock amortization expense	292	285	585	571
Add back non-cash preferred stock conversion/redemption charges	—	2,013	—	2,013
Add back leasehold expiration expense	—	750	—	750
Add back non-cash provision for impairments on real estate properties(1)	—	—	121	3,700
Add back non-cash provision for impairments on equity securities	—	3,360	—	3,360
Add back provisions for uncollectible mortgages, notes and accounts receivable	—	83	—	83
Adjusted funds from operations available to common stockholders	$16,747	$13,573	$32,821	$26,538
(1) Includes amounts in discontinued operations

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO. As a result, its FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of the Company’s FFO results to another company's FFO results may not be meaningful.

The following table presents a range of the Company’s projected FFO per common share for 2006 and 2007:

	2006 Projected FFO			2007 Projected FFO
Per diluted share:
Net income available to common stockholders	$0.51	−	$0.53	$0.64	−	$0.69
Adjustments:
Depreciation and amortization	0.50	−	0.50	0.55	−	0.55
Funds from operations available to common stockholders	$1.01	−	$1.03	$1.19	−	$1.24

Adjustments:
Interest expense - refinancing	0.06	−	0.06	-	−	-
Provision for impairment of real estate assets	0.00	−	0.00	-	−	-
Restricted stock expense	0.07	−	0.07	0.02	−	0.02
Adjusted funds from operations available to common stockholders	$1.14	−	$1.16	$1.21	−	$1.26

The following table summarizes the results of operations of assets held for sale and facilities sold during the three and six months ended June 30, 2006 and 2005, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands)
Revenues
Rental income	$—	$1,430	$—	$2,896
Other income	—	12	—	24
Subtotal revenues	—	1,442	—	2,920
Expenses
Depreciation and amortization	—	496	9	1,051
General and administrative	3	—	4	—
Provision for impairment	—	—	121	3,700
Subtotal expenses	3	496	134	4,751

Income (loss) before loss on sale of assets	(3)	946	(134)	(1,831)
Loss on assets sold - net	(133)	(4,165)	(381)	(4,202)
(Loss) from discontinued operations	$(136)	$(3,219)	$(515)	$(6,033)

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending June 30, 2006.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property(1)(2)	198	22,309	$1,060,226	97%
Loans Receivable	10	1,264	32,381	3%
Total Investments	208	23,573	$1,092,607	100%
(1) Excludes one held for sale facilities (2) Includes 7 buildings worth $61.8 million resulting from FIN 46 Consolidation
Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities	198	22,981	$1,045,048	96%	$45
Assisted Living Facilities	8	422	24,124	2%	57
Rehab Hospitals	2	170	23,435	2%	138
	208	23,573	$1,092,607	100%	$46

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006
Rental Property	$29,042	94%	$57,975	94%
Mortgage Notes	1,154	4%	2,338	4%
Other Investment Income	533	2%	1,058	2%
	$30,729	100%	$61,371	100%

Revenue by Facility Type	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006
Assisted Living Facilities	$405	1%	$810	1%
Skilled Nursing Facilities	29,791	97%	59,503	97%
Other	533	2%	1,058	2%
	$30,729	100%	$61,371	100%

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
CommuniCare	19	$192,072	17%
Sun Healthcare Group, Inc.	32	160,978	15%
Haven	15	117,230	11%
Advocat, Inc.	33	106,657	10%
Guardian	16	80,166	7%
Essex	13	79,354	7%
Remaining Operators	80	356,150	33%
	208	$1,092,607	100%

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South	88	$381,516	35%
Midwest	56	337,225	31%
Northeast	36	250,009	23%
West	28	123,857	11%
	208	$1,092,607	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	38	$278,072	25%
Florida	18	111,890	10%
Pennsylvania	16	101,086	9%
Texas	19	71,334	7%
California	15	60,665	6%
Remaining States	102	469,560	43%
	208	$1,092,607	100%

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2006	$1,260	$1,289	$2,549	2.2%
	2007	374	145	519	0.4%
	2008	1,024	-	1,024	0.8%
	2009	199	-	199	0.2%
	2010	23,861	1,498	25,359	21.4%
	Thereafter	87,380	1,435	88,815	75.0%
		$114,098	$4,367	$118,465	100.0%

Note: (1) Based on '06 contractual rents & interest (no annual escalators)

Selected Facility Data
TTM ending 3/31/06				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	82.2%	11.3%	13.8%	2.0 x	1.6 x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending June 30, 2006.

Current Capitalization ($000's)
	Outstanding Balance	%
Borrowings Under Bank Lines	$ -	0.0%
Long-Term Debt Obligations (1)	526,800	54.8%
Stockholder's Equity	435,297	45.2%
Total Book Capitalization	$962,097	100%

Leverage & Performance Ratios (1)

Debt / Total Book Cap	54.8%
Debt / Total Market Cap	37.0%
Interest Coverage:
Second quarter 2006	2.95 x

(1) Excludes net discount of $0.3 million on unsecured borrowings. Includes $39.0 million of additional debt due to required consolidation of Haven real estate entity per FASB Interpretation No. 46R.

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Haven Consolidation	Other	Senior Notes	Total
	2006	$-	$-	$-	$-	$-
	2007	-	-	-	-	-
	2008	-	-	-	-	-
	2009	-	-	-	-	-
	Thereafter	200,000	39,000	2,800	485,000	726,800
		$200,000	$39,000	$2,800	$485,000	$726,800

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three- and six-month periods ending June30, 2006.

Investment Activity ($000's)
	Three Months Ended			Six Months Ended
	June 30, 2006			June 30, 2006
	$	Amount	%	$	Amount	%
Funding by Investment Type:
Real Property		$-	0%		$-	0%
Mortgages		-	0%		-	0%
Other		-	0%		-	0%
Total		$-	0%		$-	0%